Exhibit 10.1

EXCHANGE AGREEMENT

EXCHANGE AGREEMENT (the “Agreement”) is made as of the 15th day of November, 2017, by and between, Delcath Systems, Inc., a Delaware corporation (the “Company”) and the investor signatory hereto (the “Investor”).

WHEREAS, reference is hereby made to that certain Securities Purchase Agreement, dated June 6, 2016, by and among the Company, the Investor and certain other buyers signatory thereto (the “Securities Purchase Agreement”), pursuant to which the Investor and such other buyers acquired (i) certain senior secured convertible notes (the “Notes”), convertible into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) and (ii) warrants to acquire shares of the Common Stock. Capitalized terms not defined herein shall have the meaning as set forth in the Notes.

WHEREAS, as of the date hereof the Investor holds such aggregate principal amount of a Note as set forth on the signature page of the Investor hereto (the “Investor Note”), including (a) such aggregate principal amount of the Investor Note as set forth on the signature page of the Investor hereto that does not include Restricted Principal as of the date hereof and all accrued and unpaid interest under the Investor Note (such portion of the Investor Note, the “Unrestricted Investor Note”) and such aggregate principal amount of the Investor Note as set forth on the signature page of the Investor hereto that solely consists of Restricted Principal as of the date hereof (such portion of the Investor Note, the “Restricted Investor Note”).

WHEREAS, the Company has authorized a new series of senior secured convertible notes of the Company, in the aggregate original principal amount as set forth on the signature page of the Investor hereto, in the form attached hereto as Exhibit A (the “Exchange Notes”), which Exchange Notes shall be convertible into shares of Common Stock (as defined below) in accordance with the terms of the Exchange Notes.

WHEREAS, subject to the terms and conditions set forth herein, the Company and the Investor desire to exchange (the “Exchange”) the Unrestricted Investor Note for (a) such aggregate principal amount of the Exchange Note as set forth on the signature page of the investor hereto (the “New Note”, and the shares of Common Stock issuable pursuant to the terms of the New Note, including, without limitation, upon conversion or otherwise, collectively, the “New Conversion Shares”) and (b) a warrant, in the form attached hereto as Exhibit B, to purchase such aggregate number of shares of Common Stock as set forth on the signature page of the Investor hereto (the “New Warrant”, as exercised, the “New Warrant Shares”). The New Conversion Shares and the New Warrant Shares are collectively referred to herein as the “New Underlying Securities” and, together with the New Note and the New Warrant, the “New Securities”.

WHEREAS, the Exchange is being made in reliance upon the exemption from registration provided by Rule 3(a)(9) of the Securities Act of 1933, as amended (the “1933 Act”).

WHEREAS, concurrently herewith, the Company is entering into agreements with holders of Notes (each, an “Other Investor” and together with the Investor, the “Investors”, and such agreements, each an “Other Agreement”) substantially in the form of this Agreement (other than with respect to the identity of the Investor, any provision regarding the reimbursement of legal fees and proportional changes reflecting the different holdings of such Other Investors and provisions to document that each such other Investor receives consideration thereunder in proportional economic value as provided to the Investor hereunder).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the promises and the mutual agreements, representations and warranties, provisions and covenants contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Exchange. On the date hereof (or such other date and time as is mutually agreed to in writing by the Company and the Required Holders) (the “Closing Date”, and the Closing, the “Closing”), the Investor shall, and the Company shall pursuant to Rule 3(a)(9) of the 1933 Act, exchange the Unrestricted Investor Note for the New Note and New Warrant. As part of the Exchange, the following transactions shall occur:

(a) On the Closing Date, the Investor shall be deemed for all corporate purposes to have become the holder of record of the New Note and the New Warrant and shall be entitled to exercise all of its rights with respect to the New Note and the New Warrant and, irrespective of the date the Company delivers the certificates evidencing the New Note and the New Warrant and to the Investor.

(b) The Company and the Investor shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Exchange.

(c) The Exchange shall take place at the offices of Kelley Drye & Warren LLP, 101 Park Avenue, New York, NY 10178 on the Closing Date, or at such other time as the Company and the Required Holders mutually agree in writing, and may be undertaken remotely by electronic exchange of documentation.

2. Restructuring of Restricted Investor Note; Amendments. Effective as of the Closing Date, the following shall occur with respect to the Restricted Investor Note:

(a) Restructuring of Restricted Investor Note

(i) The Investor and the Company each hereby waives Section 8 of the Restricted Investor Note, including, without limitation, any requirement for the Company to effect any Installment Conversions or Installment Redemptions pursuant thereto.

(ii) The Investor hereby waives any obligation of the Company to prepay the Restricted Investor Note prior to March 31, 2018 except for any automatic redemption in connection with Bankruptcy Event of Default or any redemption of the Restricted Investor Note required by the Investor upon the occurrence of an Event of Default or a Change of Control.

(iii) Pursuant to Section 7(d) of the Restricted Investor Note, on each calendar day after the Closing Date until all amounts outstanding under the Restricted Investor Note no longer remains outstanding, the Company hereby elects to reduce the Conversion Price to the lower of (x) the Conversion Price then in effect and (y) the Alternate Conversion Price (as defined in the New Notes) as of such date of determination.

(iv) The Company hereby waives any restriction on the Investor’s right to withdraw any amounts from the Master Restricted Account (as defined in the Restricted Investor Note) and apply such amounts, in whole or in part, at any time and at the sole option of the Holder, as payment of such corresponding amount of obligations outstanding under the Restricted Investor Note (whether or not such obligations are then due and payable thereunder) (each, a “Restricted Account Net Transaction”, and each such corresponding amount withdrawn, each a “Restricted Account Net Transaction Amount”).

(v) The Company hereby waives any right to effect any Control Account Release Event (as defined in the Restricted Investor Note) pursuant to any of clauses (iii), (iv) and (v) in the definition thereof.

(b) Amendments. Effective as of the Closing Date, the Transaction Documents (as defined in the Securities Purchase Agreement) are hereby amended as follows:

(i) “Notes” are hereby amended to include the New Notes.

(ii) “Conversion Shares” are hereby amended to include the New Conversion Shares.

(iii) “Warrants” are hereby amended to include the New Warrants.

(iv) “Warrant Shares” are hereby amended to include the New Warrant Shares.

(v) “Transaction Documents” are hereby amended to include this Agreement.

(vi) “Eligible Market” is hereby amended to include the OTCQB.

3. Closing Conditions.

3.1 Conditions to Investor’s Obligations. The obligation of the Investor to consummate the Closing is subject to the fulfillment, to the Investor’s reasonable satisfaction, prior to or at Closing, of each of the following conditions, provided that these conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

(a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which are accurate in all respects) on the date hereof and on and as of the Closing Date as if made on and as of such date (except for representations and warranties that speak as of a specific date, which are accurate in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which are accurate in all respects) as of such specified date).

(b) Issuance of Securities. At the Closing, the Company shall issue the New Note and New Warrant to the Investor in accordance herewith on the books and records of the Company.

(c) No Actions. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

(d) Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Investor, and the Investor shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

3.2 Conditions to the Company’s Obligations. The obligation of the Company to consummate the Closing is subject to the fulfillment, to the Company’s reasonable satisfaction, prior to or at the Closing in question, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Investor with prior written notice thereof:

(a) Representations and Warranties. The representations and warranties of the Investor contained in this Agreement shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or material adverse effect, which are accurate in all respects) on the date hereof and on and as of the Closing Date as if made on and as of such date (except for representations and warranties that speak as of a specific date, which are accurate in all material respects (except for those representations and warranties that are qualified by materiality or material adverse effect, which are accurate in all respects) as of such specified date).

(b) No Actions. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

(c) Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Company and the Company shall have received all such counterpart originals or certified or other copies of such documents as the Company may reasonably request.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to Investor, as of the date hereof and as of the Closing Date, that:

4.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect (as defined below) on its business or properties. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, if any, individually or taken as a whole, or on the transactions contemplated hereby or on the Exchange Documents (as defined below) or by the agreements and instruments to be entered into (or entered into) in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under this Agreement.

4.2 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the other Exchange Documents and the performance of all obligations of the Company hereunder and thereunder, and the authorization of all the transactions contemplated by this Agreement, including, without limitation, the issuance of the New Note and New Warrants, have been taken on or prior to the date hereof.

4.3 Valid Issuance of the New Note and New Warrants. The issuance of the New Notes and the New Warrants are duly authorized and, upon issuance in accordance with the terms of the Exchange Documents, the New Conversion Shares and the New Warrant Shares shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) with respect to the issuance thereof. As of the date hereof, the Company has reserved from its duly authorized capital stock not less than 150% of the sum of (i) the maximum number of New Conversion Shares issuable upon conversion of the New Notes (assuming for purposes hereof that (x) the

New Notes are convertible at the Alternate Conversion Price (as defined in the Notes) assuming a Conversion Date (as defined in the New Note) as of the date hereof, (y) interest on the Notes shall accrue through the Maturity Date (as defined in the New Note) and will be converted in shares of Common Stock (as defined below) at a conversion price equal to the Alternate Conversion Price assuming a Conversion Date as of the date hereof and (z) any such conversion shall not take into account any limitations on the conversion of the New Notes set forth in the New Notes), and (ii) the maximum number of New Warrant Shares initially issuable upon exercise of the New Warrants (without taking into account any limitations on the exercise of the New Warrants set forth therein). Upon issuance or conversion in accordance with the New Notes or exercise in accordance with the New Warrants (as the case may be), the New Conversion Shares and the New Warrant Shares, respectively, when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights or Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The offer and issuance by the Company of the New Securities is exempt from registration under the 1933 Act. Each of the New Securities will be freely tradable and (in the case of the New Warrant Shares, assuming a cashless exercise of the New Warrants) shall not be required to bear, and shall not bear, any 1933 Act or other restrictive legend.

4.4 Offering. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the New Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for persons engaged by the Investor or its investment advisor) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold the Investor harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim. Neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the Exchange and the issuance of the New Securities. The offer, exchange and issuance, as applicable, of the New Securities as contemplated by this Agreement are exempt from the registration requirements of the 1933 Act and the qualification or registration requirements of state securities laws or other applicable blue sky laws. Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

4.5 Compliance With Laws. The Company has not violated any law or any governmental regulation or requirement which violation has had or would reasonably be expected to have a Material Adverse Effect, and the Company has not received written notice of any such violation.

4.6 Consents; Waivers. No consent, waiver, approval or authority of any nature, or other formal action, by any Person, not already obtained, is required in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions provided for herein and therein.

4.7 Acknowledgment Regarding Investor’s Purchase of New Note and New Warrants. The Company acknowledges and agrees that the Investor is acting solely in the capacity of arm’s length purchaser with respect to this Agreement, the New Notes, the Investor Note, the New Warrants, (collectively, the “Exchange Documents”) and the transactions contemplated hereby and thereby and that the Investor is not (i) an officer or director of the Company, (ii) an “affiliate” of the Company (as defined in Rule 144 promulgated under the 1933 Act), or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act). The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Exchange Documents and the transactions contemplated hereby and thereby, and any advice given by the Investor or any of its representatives or agents in connection with the Exchange Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor’s acceptance of the securities to be issued to the Investor pursuant to the terms and conditions set forth in this Agreement. The Company further represents to the Investor that the Company’s decision to enter into the Exchange Documents has been based solely on the independent evaluation by the Company and its representatives.

4.8 Absence of Litigation. Except as set forth in the reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC pursuant to the reporting requirements of the 1934 Act, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Common Stock, any securities of the Company or any of the Company’s officers or directors in their capacities as such.

4.9 No Group. The Company acknowledges that, to the Company’s knowledge, the Investor is acting independently in connection with this Agreement and the transactions contemplated hereby, and is not acting as part of a “group” as such term is defined under Section 13(d) of the 1933 Act and the rules and regulations promulgated thereunder.

4.10 Validity; Enforcement; No Conflicts. This Agreement and each other Exchange Document to which the Company is a party have been duly and validly authorized, executed and delivered on behalf of the Company and shall constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by the Company of this Agreement and each other Exchange Document to which the Company is a party and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Company or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party or by which it is bound, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “blue sky” laws) applicable to the Company, except in the case of clause (ii) above, for such conflicts, defaults or rights which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

4.11 Disclosure. Other than as set forth in the 8-K Filing (as defined below), the Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.

4.12 Reaffirmation. The Company hereby: (x) reaffirms its Obligations (as defined in the Security Agreement), (y) further ratifies and reaffirms the validity and enforceability of all of the Liens heretofore granted, pursuant to and in connection with the Security Agreement, each Guaranty and any other Security Document to Hudson Bay Master Fund Ltd., in its capacity as collateral agent (in such capacity, the “Collateral Agent”) for the holders of the Notes and (z) acknowledges that all of such Liens and all Collateral (as defined in the Security Agreement) heretofore pledged as security for such Obligations, continue to be and remain collateral for such Obligations from and after the date hereof. For the avoidance of doubt, each Transaction Document remains in full force and effect. The Company hereby acknowledges that the New Note and New Warrants are not in any way intended to impair or affect the Liens granted, pledged or assigned by the Company to the Collateral Agent for the holders of the Notes in accordance with the terms of the Security Documents.

5. Representations and Warranties of the Investor. The Investor hereby represents, warrants and covenants that:

5.1 Authorization. The Investor has full power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

5.2 Accredited Investor Status; Investment Experience. The Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D. The Investor can bear the economic risk of its investment in the New Securities, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the New Securities.

5.3 No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the New Securities or the fairness or suitability of the investment in the New Securities nor have such authorities passed upon or endorsed the merits of the offering of the New Securities.

5.4 Validity; Enforcement; No Conflicts. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Investor and constitutes the legal, valid and binding obligations of the Investor enforceable against the Investor in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by the Investor of this Agreement and each other Exchange Document to which the Investor is a party and the consummation by the Investor of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “blue sky” laws) applicable to the Investor, except in the case of clause (ii) above, for such conflicts, defaults or rights which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Investor to perform its obligations hereunder.

5.5 Ownership of Investor Note. The Investor owns and holds, beneficially and of record, the entire right, title, and interest in and to the Investor Note free and clear of all rights and Liens (other than pledges or security interests (x) arising by operation of applicable securities laws and (y) that the Investor may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker). The Investor has full power and authority to transfer and dispose of the Investor Note to the Company free and clear of any right or Lien.

5.6 Exemption; No Consideration. The Investor acknowledges and agrees that the Exchange is being made in reliance upon the exemption from registration provided by Rule 3(a)(9) of the 1933 Act and the securities of the Company being issued to the Investor in the Exchange will be issued exclusively in the Exchange for the surrender and cancellation of the Exchange Note and no other consideration has or will be paid to the Company for the New Note and New Warrants to effect the Exchange hereunder.

6.	Additional Covenants

6.1 Disclosure. The Company shall, on or before 8:30 a.m., New York City time, on November 16, 2017 issue a Current Report on Form 8-K disclosing all material terms of the transactions contemplated hereby and attaching the form of this Agreement and the Certificate of Designations as exhibits thereto to the extent not previously filed with the SEC (such Current Report on Form 8-K with all exhibits attached thereto, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided up to such time to the Investor by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the transactions contemplated by the Exchange Documents or as otherwise disclosed in the 8-K Filing, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Investor or any of their affiliates, on the other hand, shall terminate. Neither the Company, its Subsidiaries nor the Investor shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Investor, to make a press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith or (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Investor shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Investor (which may be granted or withheld in the Investor’s sole discretion), except as required by applicable law, the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of the Investor in any filing, announcement, release or otherwise.

6.2 Blue Sky. The Company shall make all filings and reports relating to each Exchange required under applicable securities or “Blue Sky” laws of the states of the United States following the date hereof, if any.

6.3 No Integration. None of the Company, its Subsidiaries, any of their affiliates, or any Person acting on their behalf shall, directly or indirectly, make any offers or sales of any security (as defined in the 1933 Act) or solicit any offers to buy any security or take any other actions, under circumstances that would require registration of any of the New Securities under the 1933 Act or cause this offering of the New Securities to be integrated with such offering or any prior offerings by the Company for purposes of Regulation D under the 1933 Act.

6.4 Listing. The Company shall promptly secure the listing or designation for quotation (as applicable) of all of the New Underlying Securities upon an Eligible Market (subject to official notice of issuance) and shall maintain such listing of all the New Underlying Securities from time to time issuable under the terms of the Exchange Documents. The Company shall maintain the Common Stock’s authorization for quotation on an Eligible Market. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock from an Eligible Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 6.4.

6.5 Holding Period. For the purposes of Rule 144, the Company acknowledges that (i) the holding period of (a) the New Note (and upon conversion of the New Note, the New Conversion Shares) may be tacked onto the holding period of the Unrestricted Investor Note, and (b) the New Warrants (and, assuming a cashless exercise of the New Warrants, the New Warrant Shares) may be tacked onto the holding period of the Unrestricted Investor Note, (ii) the Company is not aware of any event reasonably likely to occur that would reasonably be expected to result in the New Notes, the New Conversion Shares, the New Warrants and (assuming a cashless exercise of the New Warrants) the New Warrant Shares becoming ineligible to be resold by the Investor pursuant to Rule 144 and (iii) in connection with any resale of any New Securities pursuant to Rule 144, the Investor shall solely be required to provide reasonable assurances that such New Securities are eligible for resale, assignment or transfer under Rule 144, which shall not include an opinion of Investor’s counsel. The Company shall be responsible for any transfer agent fees or DTC fees or legal fees of the Company’s counsel with respect to the removal of legends, if any, or issuance of New Securities in accordance herewith.

6.6 Fees and Expenses. Except as otherwise set forth above, each party to this Agreement shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

7. Miscellaneous

7.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.2 Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE

ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

7.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.4 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon delivery, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or by electronic mail; or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be as set forth in the Securities Purchase Agreement or to such other address, facsimile number and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or e-mail containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

7.5 Finder’s Fees . Each party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction. The Company shall indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

7.6 Amendments and Waivers . Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Effective as of the Closing Date, with respect to any Pre-Installment Conversion Shares (as defined in the Investor Note) delivered to the Investor in excess of the related Post-Installment Conversion Shares (as defined in the Investor Note) for any given Installment Date (as defined in the Investor Note) occurring prior to the date hereof, each party hereby waives the requirement in Section 8(b) of the Investor Note to apply such remaining Pre-Installment Conversion Shares against the Installment Amount (as defined in the Investor Note) due on a future Installment Date and the Investor shall instead be entitled to keep such excess Pre-Installment Conversion Shares as additional interest thereunder.

7.7 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

7.8 Entire Agreement . This Agreement together with the other Exchange Documents, represents the entire agreement and understandings between the parties concerning the Exchange and the other matters described herein and therein and supersedes and replaces any and all prior agreements and understandings solely with respect to the subject matter hereof and thereof. Except as expressly set forth herein, nothing herein shall amend, modify or waive any term or condition of the other Exchange Documents.

7.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.10 Interpretation. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) “including” has the inclusive meaning frequently identified with the phrase “but not limited to” and (d) references to “hereunder” or “herein” relate to this Agreement.

7.11 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

7.12 Survival. The representations, warranties and covenants of the Company and the Investor contained herein shall survive the Closing and delivery of the New Note and New Warrants.

7.13 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

7.14 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

7.15 Independent Nature of Investor’s Obligations and Rights. The obligations of the Investor under this Agreement are several and not joint with the obligations of any Other Investor, and the Investor shall not be responsible in any way for the performance of the obligations of any Other Investor under any Other Agreement. Nothing contained herein or in any Other Agreement, and no action taken by the Investor pursuant hereto, shall be deemed to constitute the Investor and Other Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor and Other Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement and the Company acknowledges that, to the best of its knowledge, the Investor and the Other Investors are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement. The Company and the Investor confirm that the Investor has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Investor to be joined as an additional party in any proceeding for such purpose.

7.16 Equal Treatment Acknowledgement; Most Favored Nations. The parties hereto herby acknowledge and agree that, in accordance with Section 9(e) of the Securities Purchase Agreement, the Company is obligated to present the terms of this offering to each Other Investor; provided that each Other Agreement shall be negotiated separately with each Other Investor and shall not in any way be construed as the Investor or any Other Investor acting in concert or as a group with respect to the purchase, disposition or voting of securities of the Company or otherwise. The Company hereby represents and warrants as of the date hereof and covenants and agrees that none of the terms offered to any Person with respect to the Exchange, including, without limitation with respect to any consent, release, amendment, settlement, or waiver relating to any Exchange (each an “Settlement Document”), is or will be more favorable to such Person (other than any reimbursement of legal fees) than those of the Investor and this Agreement. If, and whenever on or after the date hereof, the Company enters into a Settlement Document, then (i) the Company shall provide notice thereof to the Investor immediately following the occurrence thereof and (ii) the terms and conditions of this Agreement shall be, without any further action by the Investor or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Investor shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Settlement Document, provided that upon written notice to the Company at any time the Investor may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to the Investor as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Investor. The provisions of this Section 6.16 shall apply similarly and equally to each Settlement Document.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

THE COMPANY

DELCATH SYSTEMS, INC.

By:
Name:
Title:

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

INVESTOR:

By:
Name:
Title:

Aggregate Principal Amount of Investor Note:	Aggregate Principal Amount of New Note:

Aggregate Principal Amount of Restricted Investor Note:	Aggregate number of New Warrant Shares issuable upon exercise of New Warrants (without regard to any limitations on exercise set forth therein):

Aggregate Principal Amount of Unrestricted Investor Note: